                                                                   Exhibit 10.12

                                                                  EXECUTION COPY

================================================================================

                              NEUBERGER BERMAN, LLC


             Floating Rate Subordinated Notes due September 1, 2004



                      ------------------------------------

                      SUBORDINATED NOTE PURCHASE AGREEMENT

                      ------------------------------------


                                September 1, 1999

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1. THE NOTES.................................................................1
         1.1. Authorization of Notes.........................................1
         1.2. Interest Rate and Reset Procedures for the Notes...............1
         1.3. Certain Defined Terms and Procedures...........................2

2. SALE AND PURCHASE OF NOTES................................................4

3. CLOSING...................................................................4

4. CONDITIONS TO CLOSING.....................................................4
         4.1. Representations and Warranties.................................5
         4.2. Performance; No Default........................................5
         4.3. Compliance Certificates........................................5
         4.4. Opinions of Counsel............................................5
         4.5. Purchase Permitted by Applicable Law, etc......................6
         4.6. Proceedings and Documents......................................6
         4.7. Payment of Special Counsel Fees................................6
         4.8. Private Placement Number.......................................6
         4.9. Changes in Organizational Structure............................6

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................6
         5.1. Organization; Power and Authority..............................7
         5.2. Authorization, etc.............................................7
         5.3. Disclosure.....................................................7
         5.4. Organization and Ownership of Shares of Subsidiaries;
              Affiliates.....................................................8
         5.5. Financial Statements...........................................8
         5.6. Compliance with Laws, Other Instruments, etc...................9
         5.7. Governmental Authorizations, etc...............................9
         5.8. Litigation; Observance of Agreements, Statutes and Orders......10
         5.9. Taxes..........................................................10
         5.10. Title to Property; Leases.....................................10
         5.11. Licenses, Permits, Y2K, etc...................................11
         5.12. Compliance with ERISA.........................................12
         5.13. Private Offering by the Company...............................13
         5.14. Use of Proceeds; Margin Regulations...........................13
         5.15. Existing Indebtedness; Loans to Principals....................13
         5.16. Foreign Assets Control Regulations, etc.......................14
         5.17. Status Under Investment Company Act and Certain Other
               Statutes......................................................14

6. REPRESENTATIONS OF THE PURCHASER..........................................14
         6.1. Purchase of Notes..............................................14
         6.2. Source of Funds................................................15

7. INFORMATION AS TO COMPANY.................................................16
         7.1. Financial and Business Information.............................16
         7.2. Officer's Certificate..........................................20

         7.3. Inspection.....................................................20

8. PREPAYMENT OF THE NOTES...................................................21
         8.1. Optional Prepayments With Exchange Approval....................21
         8.2. Notice of Prepayment...........................................23
         8.3. Allocation of Partial Prepayments..............................23
         8.4. Maturity; Surrender, etc.......................................24
         8.5. Purchase of Notes..............................................24
         8.6. Make-Whole Amount..............................................24

9. AFFIRMATIVE COVENANTS.....................................................25
         9.1. Compliance with Law............................................25
         9.2. Insurance......................................................26
         9.3. Maintenance of Properties......................................26
         9.4. Payment of Taxes and Claims....................................26
         9.5. Corporate Existence, etc.......................................27
         9.6. Advisers Act Registration......................................27

10. NEGATIVE COVENANTS.......................................................27
         10.1. Maintenance of Financial Conditions...........................27
         10.2. Loans to Principals...........................................28
         10.3. Merger, Consolidation, etc....................................28
         10.4. Transactions with Affiliates..................................29

11. REMEDIES ON EVENTS OF ACCELERATION, EVENTS OF DEFAULT, ETC...............29
         11.1. Events of Acceleration and Events of Default Defined..........29
         11.2. Action if Event of Acceleration...............................32
         11.3. Action if Event of Default....................................32
         11.4. Maturity; Payment.............................................32
         11.5. Suspension of Payments........................................33
         11.6. Other Remedies................................................35
         11.7. Rescission....................................................36
         11.8. No Waivers or Election of Remedies, Expenses, etc.............36

12. [Intentionally Omitted]..................................................36

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................36
         13.1. Registration of Notes.........................................36
         13.2. Transfer and Exchange of Notes................................37
         13.3. Replacement of Notes..........................................37

14. PAYMENTS ON NOTES........................................................38
         14.1. Place of Payment..............................................38
         14.2. Home Office Payment...........................................38

15. EXPENSES, ETC............................................................39
         15.1. Transaction Expenses..........................................39
         15.2. Survival......................................................40

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............40


                                      (ii)

17. AMENDMENT AND WAIVER.....................................................40
         17.1. Requirements..................................................40
         17.2. Solicitation of Holders of Notes..............................40
         17.3. Binding Effect, etc...........................................41
         17.4. Notes held by Company, etc....................................41

18. NOTICES..................................................................42

19. REPRODUCTION OF DOCUMENTS................................................42

20. CONFIDENTIAL INFORMATION.................................................43

21. SUBORDINATION............................................................44

22. MISCELLANEOUS............................................................44
         22.1. Successors and Assigns........................................44
         22.2. Construction..................................................45
         22.3. Waiver of Jury Trial..........................................45
         22.4. Payments Due on Non-Business Days.............................45
         22.5. Severability..................................................45
         22.6. Accounting Terms..............................................45
         22.7. Counterparts..................................................46
         22.8. Governing Law.................................................46
         22.9. Futures Commission Merchants..................................46
         22.10. Effect of Exchange Membership Termination....................46
         22.11. Arbitration..................................................47
         22.12. Effective Date; No Modification Without Exchange Approval....47
         22.13. Cancellation.................................................47
         22.14. No Right of Set-Off..........................................47
         22.15. Non-Liability of Exchange....................................47

Exhibit 1          --  Form of Floating Rate Subordinated Note due September 1,
                       2004
Exhibit 4.4(a)(1)  --  Form of Opinion of Special Counsel for the Company
Exhibit 4.4(a)(2)  --  Form of Opinion of General Counsel of the Company
Exhibit 4.4(b)     --  Form of Opinion of Special Counsel for the Purchaser

Schedule A         --  Name and Addresses of Purchaser
Schedule B         --  Defined Terms
Schedule 5.3       --  Disclosure Documents
Schedule 5.4       --  Subsidiaries
Schedule 5.5       --  Financial Statements
Schedule 5.8       --  Litigation
Schedule 5.11      --  Licenses, etc.
Schedule 5.15      --  Existing Indebtedness and Loans to Principals


                                     (iii)

                              NEUBERGER BERMAN, LLC
                                605 Third Avenue
                             New York, NY 10158-3698

             Floating Rate Subordinated Notes due September 1, 2004

                                                               September 1, 1999

The Travelers Insurance Company
One Tower Square
Hartford, CT 06183-2030

Ladies and Gentlemen:

                  NEUBERGER BERMAN, LLC, a Delaware limited liability company (the "COMPANY"), agrees with you as follows:

1.       THE NOTES.

1.1.     AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $35,000,000 aggregate principal amount of its Floating Rate Subordinated Notes due September 1, 2004 (the "NOTES"), such notes to be substantially in the form set out in
Exhibit 1. As used herein, the term "NOTES" shall mean all notes originally delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2.     INTEREST RATE AND RESET PROCEDURES FOR THE NOTES.

                  Each Note shall bear interest from the date of issue, payable quarterly on each Interest Payment Date in each year, at a rate per annum (computed on the basis of actual days elapsed and a year of 360 days) equal to the Adjusted LIBOR Rate as in effect for the applicable Interest Period until the principal thereof shall become due and payable and shall bear interest on demand on any overdue principal or overdue Make-Whole Amount, if any, and on any overdue installment of interest at the Default Rate.

                  At least one Business Day before the date of the Closing, the Company will give notice to you, specifying the LIBOR Rate for the Initial Interest Period, which shall be determined with respect to the date of the Closing as if that date were a Reset Date, and the resulting Adjusted LIBOR Rate on
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                                       2


the Notes for the Initial Interest Period. On each Reset Date the Company shall determine the LIBOR Rate for the Interest Period then commencing and will give notice (by telephone or facsimile to such person as the Calculation Holder may from time to time specify for such purpose), together with a copy of the appropriate Bloomberg Financial Markets Newscreen or other display as specified in the definition of "LIBOR Rate" below, to the Calculation Holder specifying the LIBOR Rate as so determined, which shall apply absent manifest error. If the Calculation Holder, by notice to the Company (which notice shall be given within one Business Day after the Reset Date), objects to such determination on the grounds of manifest error, the LIBOR Rate as determined by the Calculation Holder shall be final and binding upon the Company absent manifest error. Forthwith and in any event within two Business Days after each Reset Date the Company will give written notice to the holders of the Notes specifying the LIBOR Rate and the resulting Adjusted LIBOR Rate on the Notes for the Interest Period commencing on that Reset Date and stating whether the Calculation Holder determined (or confirmed the Company's determination of) the LIBOR Rate for that Interest Period. If for any reason the Company and the Calculation Holder fail to determine the LIBOR Rate for any Interest Period, the determination of the LIBOR Rate by any other institutional investor holder of a Note (acting in place of the Calculation Holder if necessary) and specified in a written notice to the Company shall be final and binding upon the Company and the holders of the Notes absent manifest error, provided that in case more than one such institutional investor holder gives such a written notice and the LIBOR Rate in such notices is not the same rate, the LIBOR Rate shall be the rate agreed upon by such other institutional investor holders as specified in a subsequent notice to the Company (delivered not later than one Business Day from the date of the later of the notices referred to above), which rate shall be final and binding as aforesaid.

1.3.     CERTAIN DEFINED TERMS AND PROCEDURES.

                  For purposes of determining the applicable interest rate on the Notes, the following terms have the following meanings (and certain matters will be determined in accordance with procedures as specified below):

                  "ADJUSTED LIBOR RATE" means with respect to any Interest Period a rate per annum equal to the LIBOR Rate for such Interest Period plus 0.75% (75 basis points).

                  "CALCULATION HOLDER" means the institutional investor holding the highest unpaid principal amount of Notes at the time outstanding and willing to serve in such capacity. The Travelers Insurance Company shall act as the Calculation Holder, until the Company receives written notice to the contrary.

                  "DESIGNATED MATURITY" means for any Reset Date a period of three months corresponding to the Interest Period commencing on such Reset Date.

                  "INITIAL INTEREST PERIOD" means the period commencing on and including the date of the Closing and ending on (but excluding) December 1, 1999.

                  "INTEREST PERIOD" means the Initial Interest Period and thereafter a period commencing on and including a Reset Date and ending on (but excluding) the next succeeding Interest Payment Date. Notwithstanding the foregoing, if any Interest Payment Date is not a London Banking Day, such Interest Period shall be extended to the next day that is a London Banking Day and if there is no numerically corresponding date in the appropriate month, such Interest Period shall end on the last London Banking Day of such month.

                  "LIBOR RATE" means for the Initial Interest Period the rate specified in the notice from the Company given pursuant to Section 1.2; and means for any Reset Date the rate (rounded upwards, if necessary, to the next 1/16 of 1%) for deposits in U.S. Dollars for a period of the Designated Maturity and in a Representative Amount which appears on the Bloomberg Financial Markets Newscreen display designated as Index Page 3745 (British Bankers Association LIBOR Rates), or the equivalent display provided by Bloomberg Financial Markets News, as of 11:00 a.m., London time, on the date that is two London Banking Days preceding that Reset Date; and if such rate does not appear on the Bloomberg Newscreen display designated as Index Page 3745 (British Bankers Association LIBOR Rates), or such other equivalent display, the rate for that Reset Date will be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which deposits in U.S. dollars are offered in accordance with the procedures described below, by the Reference Banks to prime banks in the London interbank market, in each case, at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount. The Company will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Holder, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. dollars to leading European banks for a period of the Designated

         Maturity commencing on that Reset Date and in a Representative Amount.

                  "LONDON BANKING DAY" means any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

                  "REFERENCE BANKS" means four major banks in the London interbank market selected by the Company and reasonably acceptable to the Calculation Holder.

                  "REPRESENTATIVE AMOUNT" means an amount that is comparable to the unpaid principal amount of the Notes at the relevant time.

                  "RESET DATE" means the first day of each Interest Period after the Initial Interest Period.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the aggregate principal amount of $35,000,000 at the purchase price of 100% of the principal amount thereof.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you shall occur at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "Closing") on September 1, 1999 or on such other Business Day thereafter as may be agreed upon by the Company and you. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request prior to the Closing) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the Company's account number 092-55405 at Citibank, N.A., ABA number 021000089, for further credit to account number 005-00000.

                  If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing (including without limitation by obtaining the approval of the Exchange and the National Futures Association referred to in Section 5.7) and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default or Event of Acceleration shall have occurred and be continuing.

4.3.     COMPLIANCE CERTIFICATES.

                  (A) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (B) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of the Secretary or an Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Debevoise & Plimpton, special counsel for the Company, and C. Carl Randolph, Esq., General Counsel of the Company, substantially in the respective forms set forth in Exhibits 4.4(a)(1) and 4.4(a)(2) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you) and (b) from Willkie Farr & Gallagher, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit

4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including without limitation Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     PROCEEDINGS AND DOCUMENTS.

                  All proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid at or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN ORGANIZATIONAL STRUCTURE.

                  The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement and the Notes have been duly authorized by all requisite action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  The Company has delivered to you the documents, certificates and other writings described in Schedule 5.3 (the "DISCLOSURE DOCUMENTS"). Taken as a whole, and together with this Agreement, the Disclosure Documents fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Disclosure Documents, and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that to the extent any information contained in the Disclosure Documents constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized a method of calculation the Company believes to be reasonable, and such forecast or projection was based on information the Company believed to be accurate at the time in the preparation of such information, but the same may not be predictive of actual results. Since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains a complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) principals, members of the Executive Committee, directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien securing Indebtedness.

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all requisite power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to you copies of the financial statements of the Company alone and the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company and consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the results of its consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and normal year-end adjustments).

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or other organizational document, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, having a value of at least $15,000,000, other than the consent to waiver of conditions under the Credit Agreement, dated as of August 29, 1996, as amended and restated, between the Company and The Chase Manhattan Bank, which consent will be obtained prior to the Closing, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority or the Exchange applicable to the Company or any Subsidiary.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

                  The execution, delivery and performance by the Company of this Agreement and the Notes require the prior written approval of (a) the New York Stock Exchange, Inc. (the "EXCHANGE") in order for the proceeds of the sale of the Notes to be included as capital for purposes of computing net capital of the Company under the Net Capital Rule and (b) the National Futures Association, which approvals shall have been duly obtained and be in full force and effect on or before the date of the Closing.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority or the Exchange or the NASD, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority or the Exchange or the NASD, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited consolidated balance sheet referred to in
Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, Y2K, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

                  The Company and its Subsidiaries have (a) initiated a review and assessment of all areas within their respective businesses and operations that could reasonably be expected to be adversely affected by the Year 2000 Problem, (b) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan substantially in accordance with that timetable. The Company reasonably believes that all computer applications that are material to the businesses and operations of the Company and its Subsidiaries will on a timely basis be Year 2000 Compliant, except to the extent that a failure to be so could not reasonably be expected to have a Material Adverse Effect. The Company does not believe that the costs to be incurred after the date of this Agreement in order to address Year 2000 problems of the Company and its Subsidiaries will be Material. As used in this Agreement, the term "YEAR 2000 COMPLIANT" means all computer applications that are material to the businesses and operations of the Company and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000; and the term "YEAR 2000 PROBLEM" means the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in Section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected post retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) With respect to each employee benefit plan, if any, disclosed by you in writing to the Company in accordance with Section 6.2(c), neither the Company nor any "affiliate" of the Company (as defined in Section V(c) of the QPAM Exemption) has at this time, nor has exercised at any time during the immediately preceding year, the authority to appoint or terminate the "QPAM" (as defined in Part V of the QPAM Exemption) disclosed by you to the Company pursuant to Section 6.2(c) as manager of any of the assets of any such plan or to negotiate the terms of any management agreement with such QPAM on behalf of any such plan, and the Company is not an "affiliate" (as so defined) of such QPAM. The Company is not a party in interest with respect to any employee benefit plan disclosed by you in accordance with Section 6.2(b) or 6.2(e). The execution and delivery of this Agreement and the issuance and sale of the Notes at the Closing hereunder will not involve any prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the Code), that could subject the Company or any holder of a Note to any tax or penalty on prohibited transactions imposed under said Section 4975 of the Code or by Section 502(i) of ERISA. The representation by the Company in the preceding sentence of this
Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the source of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you and not more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the net proceeds of the sale of the Notes for general corporate purposes, including the repayment of Subordinated Liabilities owed to NB Associates, LLC and other outstanding Indebtedness; and such proceeds shall be dealt with in all respects as capital of the Company, shall be subject to the risks of its business, and may be deposited in an account or accounts in the Company's name in any bank or trust company. None of the transactions contemplated by this Agreement (including without limitation the direct or indirect use of the proceeds from the sale of the Notes hereunder) will involve a violation of Section 7 of the Exchange Act, including without limitation Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) or Regulation X or Regulation T of said Board (12 CFR 220).

5.15.    EXISTING INDEBTEDNESS; LOANS TO PRINCIPALS.

                  Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (including Subordinated Liabilities as indicated therein) as of May 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  Schedule 5.15 also sets forth a complete and correct list of all outstanding loans by the Company to its principals as of the date hereof.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER INVESTMENT COMPANY ACT AND CERTAIN OTHER STATUTES.

                  Neither the Company nor any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                  The Company is duly registered with the SEC under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), and the rules and regulations of the SEC thereunder and there does not exist any proceeding, or any facts or circumstances known to the Company the existence of which could lead to any proceeding, which could reasonably be expected to adversely affect such registration of the Company with the SEC.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE OF NOTES.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account", as such term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus) as of the date of the Closing; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or

         "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  Subject to the last paragraph of this Section 7.1, the Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) QUARTERLY STATEMENTS -- within 55 days (or following an initial public offering of securities of the Company or one of its Affiliates, 45 days) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

                           (i) a statement of financial condition of the Company
                  as at the end of such quarter, and

                           (ii) statements of income, changes in principals'
                  capital, changes in subordinated
                  liabilities and cash flows of the Company, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

         setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to the absence of footnotes and to changes resulting from year-end adjustments, provided that delivery within two Business Days of filing with the SEC of copies of the Company's Quarterly Focus Report prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this
         Section 7.1(a);

                  (b) ANNUAL STATEMENTS -- within 70 days (or, following an initial public offering of securities of the Company or one of its Affiliates, 60 days) after the end of each fiscal year of the Company, duplicate copies of

                           (i) a statement of financial condition of the Company
                  and its Subsidiaries as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  principals' capital, changes in subordinated liabilities and cash flows of the Company, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                           (A) an opinion thereon of independent public
                  accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that
                  they have read this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

         provided that the delivery within two Business Days of filing with the SEC of the Company's Annual Audit Report on Form X-17 A-5 for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of each FOCUS Report, Annual Audit Report, amendment to Form ADV or amendment to Form BD of the Company and each other regular or periodic report, in any case as filed by the Company or any Subsidiary with the SEC, the Exchange or any other securities exchange and of all press releases and other written statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation (including without limitation any correspondence with the SEC regarding the Company's activities under the Advisers Act) that could reasonably be expected to have a Material Adverse Effect; and

                  (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

                 The Company will also immediately notify each holder of a Note and the Examining Authority for the Company if, after giving effect to all payments of Payment Obligations (as that term is defined in paragraph (a)(2)(iv) of Appendix D of the Rule) under this Agreement, the Notes and other subordination agreements then outstanding that are then due or mature within the following six months, but without reference to any projected profit or loss of the Company, either the aggregate indebtedness of the Company would exceed 1200% of its Net Capital or its Net Capital would be less than 120% of the minimum dollar amount required by the Rule, or, in case the Company is then operating pursuant to paragraph (a)(1)(ii) of the Rule, its Net Capital would be less than 5% of aggregate debit items completed in accordance with Exhibit A to Rule 15c3-3 under the Exchange Act or any successor rule as in effect at such time, or, if registered as a futures commission merchant, 6% of the funds required to be segregated pursuant to the Commodity Exchange Act (the "CEA") and the regulations thereunder (less the market value of commodity options purchased by option customers on or subject to the rules of a contract market, each such deduction not to exceed the amount of funds in the option customer's account), if greater, or less than 120% of the minimum dollar amount required by paragraph
(a)(1)(ii) of the Rule.

                 Notwithstanding the foregoing and any other provision of this Agreement, the Company will not be required to provide any holder of a Note with either (a) the client lists of the Company and its Affiliates, or the identity of any such clients, or (b) information regarding the compensation of Company personnel.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 and 10.2 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) DEFAULT -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or Event of Acceleration or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  Subject to the last paragraph of Section 7.1, the Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) NO DEFAULT -- if no Default or Event of Default or Event of Acceleration then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) DEFAULT -- if a Default or Event of Default or Event of Acceleration then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

                  In addition to the payment of the entire unpaid principal amount of the Notes at the Scheduled Maturity Date for the Notes (subject to Section 21), the Company may make optional prepayments in respect of the Notes as hereinafter provided.

8.1.     OPTIONAL PREPAYMENTS WITH EXCHANGE APPROVAL.

                  The Company may, at its option, upon notice as provided in
Section 8.2, subject to the prior approval of the Exchange and in accordance with and subject to such other terms and conditions as may be prescribed from time to time by the Net Capital Rule (including Appendix D thereto), the Exchange, the SEC, the CFTC, the DSRO and any other Governmental Authority having jurisdiction over the Company with respect to such matters, prepay all, or from time to time any part of, the Notes (in a minimum amount of $1,000,000 and otherwise in multiples of $100,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole

Amount for the Notes determined for the prepayment date with respect to such principal amount, provided that no such prepayment may be made before the expiration of one year from the date of the Closing.

                  No Prepayment of the notes pursuant to this Section 8.1 shall be made if after giving effect thereto (and to all other payments of principal of outstanding subordination agreements of the Company, including the return of any Secured Demand Note and the Collateral therefor held by the Company, the maturity or accelerated maturity of which are scheduled to occur within six months after the date OF such Prepayment of the notes, or on or prior to the Scheduled Maturity Date, whichever date is earlier), without reference to any projected profit or loss of the Company:

                  (a) in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph
         (a)(1)(ii) of the Rule, the aggregate indebtedness of the Company would exceed 1000% of its net capital as those terms are defined in the Rule or any successor rule as in effect at the time such prepayment is to be made (or such other percentage as may be made applicable at such time to the Company by the Exchange or the SEC); or

                  (b) in the event that the Company is operating pursuant to such alternative net capital requirement, the net capital of the Company would be less than 5% (or such other percentage as may be made applicable to the Company at the time of such prepayment by the Exchange or the SEC) of aggregate debit items computed in accordance with Exhibit A to Rule 15c3-3 under the Exchange Act or any successor rule as in effect at such time; or

                  (c) in the event that the Company is registered as a futures commission merchant under the CEA, the net capital of the Company (as defined in the CEA or the regulations thereunder as in effect at the time of such prepayment) would be less than 7% (or such other percentage as may be made applicable to the Company by the CFTC at the time of such prepayment) of the funds required to be segregated pursuant to the CEA and the regulations thereunder, and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers of the Company on or subject to the rules of a contract market or a foreign board of trade (provided that the deduction for each customer shall be limited to the amount of customer funds in such customer's account(s) and of foreign futures and foreign options secured amounts) or the Company's net capital would be less than the minimum capital requirement as defined by the DSRO; or

                  (d) the Company's net capital, as defined in the Rule or any successor rule as in effect at the time of such prepayment, would be less than 120% (or such other percentage as may be made applicable to the Company at the time of such prepayment by the Exchange or the SEC) of the minimum dollar amount required by the Rule as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of such prepayment by the Exchange or the SEC); or

                  (e) in the event that the Company is registered as a futures commission merchant under the CEA, its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of such prepayment would be less than 120% (or such other percentage as may be made applicable to the Company at the time of such prepayment by the
         CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time or such other dollar amount as may be made applicable to the Company at the time of such prepayment by the CFTC; or

                  (f) in the event that the Company is subject to the provisions of paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Company would be less than the amount required to satisfy the 1000% test (or such other percentage test as may be made applicable to the Company by the Exchange or the SEC at the time of such prepayment) stated in such applicable paragraph.

                  If any such prepayment is made of all or any part of the unpaid principal amount of the Notes prior to the Scheduled Maturity Date and if the Company's Net Capital is less than the amount required to permit such prepayment pursuant to the foregoing provisions of this Section 8.1, you agree irrevocably (whether or not you had any knowledge or notice of such fact at the time of such prepayment) to repay the Company, its successors or assigns, the sum so paid to be held by the Company pursuant to the provisions hereof as if such prepayment had never been made, provided that any suit for the recovery of any such prepayment must be commenced within two years of the date of such prepayment.

8.2.     NOTICE OF PREPAYMENT.

                  The Company will give each holder of Notes written notice of each optional prepayment under Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.2) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall state that such prepayment is subject to satisfaction of the conditions to such prepayment contained in the second paragraph of Section 8.1.

                  Each such notice of prepayment shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount for the Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Notes a certificate of a Senior Financial Officer
(i) specifying the calculation of such Make-Whole Amount as of the specified prepayment date and (ii) certifying that the conditions to such prepayment contained in the second paragraph of Section 8.1 have been satisfied as of the date of such certificate.

8.3.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of a partial prepayment of the Notes pursuant to
Section 8.1, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.4.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.

8.6.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to
         Section 11.4, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the Bloomberg Financial Markets Newscreen PX1 (or the equivalent screen provided by Bloomberg Financial Markets News) for actively traded U.S. Treasury securities having a maturity equal to the remaining life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the remaining life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the remaining life.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if (i) no payment of such Called Principal were made prior to its scheduled due date and (ii) such Note bore a fixed rate of interest of 7.59% per annum until the Scheduled Maturity Date, provided that if such Settlement

         Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 11.4.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 or has become or is declared to be immediately due and payable pursuant to Section 11.4, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

                  Except as permitted by Section 10.3, the Company will at all times preserve and keep in full force and effect its existence as a limited liability company. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     ADVISERS ACT REGISTRATION.

                  The Company will at all times maintain its registration with the SEC under the Advisers Act and the rules and regulations of the SEC thereunder.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    MAINTENANCE OF FINANCIAL CONDITIONS.

                  The Company will not at any time permit

                  (a) the aggregate unpaid principal amount of its Subordinated Liabilities (including the Notes) to exceed 50% of its Total Capital,

                  (b) its Total Ownership Equity to be less than $90,000,000, or

                  (c) its Net Capital to be less than 2.5 times its Required Net Capital.

                  As used herein: the term "SUBORDINATED LIABILITIES" means all Indebtedness (including Indebtedness owed to NB Associates, LLC) of the Company that has been approved by the Exchange to be included as capital for purposes of the Net Capital Rule; the term "TOTAL OWNERSHIP EQUITY" means at any date total ownership equity qualified for net capital by the Company (as would be shown on such date on line 3500 of the Company's Focus Report); and the term "TOTAL CAPITAL" means at any date the sum of Total Ownership Equity plus Subordinated Liabilities (as would be shown on such date on line 3530 of the Company's Focus Report); the term "NET CAPITAL" means at any date the net capital of the Company (as would be shown on such date on line 3750 of the Company's Focus Report); and the term "REQUIRED NET CAPITAL" means at any date the minimum net capital required to be maintained by the Company (as would be shown on such date on line 3760 of the Company's Focus Report).

10.2.    LOANS TO PRINCIPALS.

                  The Company will not at any time permit the aggregate unpaid principal amount of its unsecured loans to its principals to exceed $5,000,000.

10.3.    MERGER, CONSOLIDATION, ETC.

                  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Majority Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor that shall theretofore have become such in the manner prescribed in this Section 10.3 from its liability under this Agreement or the Notes.

10.4.    TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions that collectively are Material (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business (including without limitation any agreement or arrangement in respect of any investment company registered under the Investment Company Act of 1940, as amended, and advised by the Company or any Affiliate) and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and (b) loans to principals permitted by Section 10.2. It is expressly understood that (i) the Company may continue to make good faith allocations of revenues and expenses among certain of its Affiliates, and (ii) the Company and all or certain of its Affiliates may determine to enter into a reorganization or other transaction or series of transactions culminating in an initial public offering of securities of the Company or any Affiliate, and nothing in this Section 10.4 shall prevent any such allocation, reorganization or other transaction.

11.      REMEDIES ON EVENTS OF ACCELERATION, EVENTS OF DEFAULT, ETC.

11.1.    EVENTS OF ACCELERATION AND EVENTS OF DEFAULT DEFINED.

                  The occurrence of any of the events specified in paragraphs
(a) through (h) below shall constitute an "EVENT OF ACCELERATION" with respect to the Notes and the occurrence of any of the events specified in paragraphs (i) and (j) below shall constitute an "EVENT OF DEFAULT":

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.4, inclusive, and in the case of Sections 10.1 and 10.4, such default is not remedied within 30 days; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the Company obtains knowledge of such default; or

                  (e) any representation or warranty made in writing by or on behalf of the Company of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness outstanding in an aggregate principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such

         Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness outstanding in an aggregate principal amount of at least $15,000,000 to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), (x) the Company or any Subsidiary has become obligated to purchase or repay such Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness, provided that any default or obligation of a Subsidiary of the Company described in this paragraph (f) could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes; or

                  (g) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay, provided that such judgment or judgments against one or more Subsidiaries of the Company could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes; or

                  (h) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect and, with respect to any ERISA Affiliate could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes; or

                  (i) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation pursuant to SIPA or otherwise or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (j) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days.

As used in paragraph (h) above, the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

11.2.    ACTION IF EVENT OF ACCELERATION.

                  (a) Subject at all times to the limitations of Sections 11.5 and 21, if an Event of Acceleration has occurred and is continuing, the Majority Holders may at any time at their option provide notice to the Company and the Exchange or the Examining Authority, declaring all the Notes then outstanding to be due and payable at the time specified in such notice. Such notice may not be delivered prior to six months from the date of the Closing and no Note may be accelerated prior to the last Business Day of a calendar month not less than six months after the receipt of such notice by both the Company and the Exchange. Payments of the principal and interest on the Notes shall remain subordinate as provided herein.

                  (b) Subject at all times to the limitations of Sections 11.5 and 21, if any Event of Acceleration described in paragraph (a) or (b) of
Section 11.1 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Acceleration may at any time, at its or their option, provide notice to the Company and the Exchange or the Examining Authority, declaring all the Notes held by it or them to be due and payable at the time specified in such notice. Such notice may not be delivered prior to six months from the date of the Closing and no Note may be accelerated prior to the last Business Day of a calendar month not less than six months after the receipt of such notice by both the Company and the Exchange.

11.3.    ACTION IF EVENT OF DEFAULT.

                  If an Event of Default has occurred, all the Notes then outstanding shall automatically become immediately due and payable, subject to the limitations of Sections 11.5 and 21.

11.4.    MATURITY; PAYMENT.

                  Upon any Note becoming due and payable under this Section 11, after the giving of notice and lapse of time specified in Section 11.2, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) solely upon the occurrence of an Event of Default, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

11.5.    SUSPENSION OF PAYMENTS.

                  The obligation of the Company to pay the principal amount of any Notes or any portion thereof shall be suspended and shall not mature for such period of time and subject to such terms and conditions as may be prescribed from time to time by the Net Capital Rule (including Appendix D thereto), the

Exchange, the SEC, the CFTC, the DSRO and any other competent Governmental Authority. The Company's obligation to pay the unpaid principal amount of the notes on the Scheduled Maturity Date, or upon earlier acceleration of the notes, shall be suspended and such notes shall not mature for any period of time during which after giving effect to such payment (together with (i) the payment of any other indebtedness of the Company payable at or prior to the payment of such notes and (ii) the return of any Secured Demand Note and the Collateral therefor held by the Company and returnable at or prior to the payment hereof):

                  (a) in the event that the Company is not operating pursuant to the alternative net capital requirement provided for in paragraph
         (a)(1)(ii) of the Net Capital Rule, the aggregate indebtedness of the Company would exceed 1200% of its net capital (as those terms are defined in the Net Capital Rule as in effect at the time payment is to be made), or such other percentage as may be made applicable to the Company at the time of such payment by the Exchange or the SEC; or

                  (b) in the event that the Company is operating pursuant to such alternative net capital requirement, the net capital of the Company would be less than 5% (or such other percentage as may be made applicable to the Company at the time of such payment by the Exchange or the SEC) of aggregate debit terms computed in accordance with Exhibit A to Rule 15c3-3 under the Exchange Act or any successor rule as in effect at such time; or

                  (c) in the event that the Company is registered as a futures commission merchant under the CEA, the net capital of the Company (as defined in the CEA or the regulations thereunder as in effect at the time of such payment) would be less than 6% (or such other percentage as may be made applicable to the Company at the time of such payment by the Commodity Futures Trading Commission (the "CFTC") of the funds required to be segregated pursuant to the CEA and the regulations thereunder, and the foreign futures or foreign options secured amount less the market value of commodity options purchased by customers on or subject to the rules of a contract market or a foreign board of trade (provided that the deduction for each customer shall be limited to the amount of customer funds in such customer's account(s) and foreign futures and foreign options secured amounts), or the Company's net capital would be less than the minimum capital requirement as defined by the DSRO; or

                  (d) the Company's net capital, as defined in the Net Capital Rule or any successor rule as in effect at the time of such payment, would be less than 120% (or such other percentage as may be made applicable to the Company at the time of such payment by the Exchange or the SEC) of the minimum dollar amount as may be made applicable to the Company by the Exchange or the SEC at the time of such Scheduled Maturity Date or earlier acceleration); or

                  (e) in the event that the Company is registered as a futures commission merchant under the CEA and if its net capital, as defined in the CEA or the regulations thereunder as in effect at the time of the Scheduled Maturity Date or earlier acceleration, would be less than 120% (or such other percentage as may be made applicable to the Company at the time of the Scheduled Maturity Date or earlier acceleration by the CFTC) of the minimum dollar amount required by the CEA or the regulations thereunder as in effect at such time (or such other dollar amount as may be made applicable to the Company at the time of the Scheduled Maturity Date or earlier acceleration by the CFTC); or

                  (f) in the event that the Company is subject to the provisions of Paragraph (a)(6)(v) or (c)(2)(x)(C) of the Rule, the net capital of the Company would be less than the amount required to satisfy the 1000% test (or such other percentage test as may be made applicable to the Company by the Exchange or the SEC at the time of the Scheduled Maturity Date or earlier acceleration) stated in such applicable paragraph;

(the net capital necessary to enable the Company to avoid such suspension of its obligation to pay the unpaid principal amount of the Notes is called the "APPLICABLE MINIMUM CAPITAL") and during any such suspension the Company shall, as promptly as consistent with the protection of its customers, reduce its business to a condition whereby the unpaid principal amount of the Notes could be paid (together with (i) the payment of any other obligation of the Company payable at or prior to the payment hereof and (ii) the return of any secured demand note and the collateral therefor held by the Company and returnable at or prior to the payment of the Notes) without the Company's net capital being below the Applicable Minimum Capital, at which time the Company shall repay the unpaid principal amount of the Notes on not less than five days' prior written notice to the Exchange. The Notes shall mature on the first day at which under this
Section 11.5 the Company has an obligation to pay the unpaid principal amount thereof.

                  If pursuant to the terms of this Section 11 the Company's obligation to repay the Notes is suspended and does not mature, the Company agrees (and each holder of a Note by acceptance thereof recognizes) that if the Company's obligation to repay the Notes is ever suspended for a period of six months or more, the Company will promptly take whatever steps are necessary to effect a rapid and orderly complete liquidation of its business.

                  If payment is made of all or any part of the Notes on the Scheduled Maturity Date or any accelerated maturity date and if immediately after any such payment the Company's net capital is less than the Applicable Minimum Capital, each holder of a Note by acceptance thereof agrees irrevocably (whether or not such holder had any knowledge or notice of such fact at the time of any such payment) to repay to the Company, its successors or assigns, the sum so paid, to be held by the Company pursuant to the provisions hereof as if such payment had never been made; provided, however, that any suit for the recovery of any such payment must be commenced within two years of the date of such payment.

11.6.    OTHER REMEDIES.

                  If any Default or Event of Default or Event of Acceleration has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.3, the holder of any Note at the time outstanding may, subject to Section 22.11 and the other limitations set forth in this Agreement, proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. For the avoidance of doubt, it is expressly understood and agreed that no remedy shall entitle the holder of any Note to any payment or any other remedy in respect of such Note not otherwise permitted under the restrictions on prepayment of Notes set forth in Section 8.1, the requirements for suspension of payments set forth in Section 11.5 and the subordination provisions of Section 21.

11.7.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to Section 11.2 or 11.3, the Majority Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Events of Acceleration and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
11.7 will extend to or affect any subsequent Event of Default or Event of Acceleration or Default or impair any right consequent thereon.

11.8.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including without limitation reasonable attorneys' fees, expenses and disbursements.

12.      [INTENTIONALLY OMITTED]

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

                  You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee in a transfer not involving a change of beneficial ownership of a Note) unless the Company receives from the transferee in connection with such transfer a representation or other assurances reasonably satisfactory to the Company that the transferee is a Permitted Transferee. You shall not be liable for any damages in connection with any such representation or assurances provided to the Company by any transferee. Any transferee of a Note, by the acceptance of such Note, shall be deemed to have agreed to be bound by the provisions of this paragraph.

13.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or another holder of a Note with a minimum net worth of at least $35,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable fees and expenses of Willkie Farr & Gallagher, your special counsel in connection with such transactions, and all costs and expenses incurred by you and each other holder of a Note in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

                  In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing, which will be reconciled after the Closing) of your special counsel which are reflected in the statement of such special counsel submitted to the Company at least two Business Days prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements exceed estimated amounts paid as aforesaid).

15.2.    SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Majority Holders, and in every case the prior written approval of the Exchange as provided in Section 22.12, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 (or any defined term as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11.1(a), 11.1(b), 11.2, 11.6, 11.7,
11.8, 17, 20 or 21.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

                  (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Robert Matza, with a copy to

                           Debevoise & Plimpton
                           555 13th Street, N.W.
                           Suite 1100E
                           Washington, D.C. 20004

         or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including in connection with any inspection pursuant to Section 7.3) that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, principals, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor that is a Permitted Transferee to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default or Event of Acceleration has occurred and is continuing, to the extent you may in good faith reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBORDINATION.

                  You (and each holder of a Note by acceptance thereof) irrevocably agree that payment of principal of and Make-Whole Amounts, if any, and interest on the Notes are and shall be fully and irrevocably subordinate in right of payment and subject to the prior payment or provision for payment in full of all claims of all other present and future creditors of the Company whose claims are not similarly subordinated prior to the date on which the Company's obligation to make such payment matures consistent with the provisions hereof. The Notes shall rank pari passu with all other Indebtedness or other borrowings of the Company the proceeds of which are included in the Company's Net Capital pursuant to the Net Capital Rule. The Notes are intended to be subordinated to all other debt in the manner and with the effect set forth in the provisions of Appendix D to the Rule, and this Agreement is intended to qualify as a satisfactory Subordination Agreement under such Appendix D.

                  In the event of the appointment of a receiver or trustee of the Company or in the event of its insolvency, liquidation pursuant to the Securities Investor Protection Act of 1970 ("SIPA") or otherwise, its bankruptcy, assignment for the benefit of creditors, reorganization whether or not pursuant to bankruptcy laws, or any other marshalling of the assets and liabilities of the Company, no holder of a Note shall be entitled to participate or share, ratably or otherwise, in the distribution of the assets of the Company until all claims of all other present and future creditors of the Company, whose claims are senior to the Notes, have been fully satisfied, or adequate provision has been made therefor.

22.      MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3.    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.4.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.1 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount (if any) or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6.    ACCOUNTING TERMS.

                  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

22.7.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8.    GOVERNING LAW.

                  This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

22.9.    FUTURES COMMISSION MERCHANTS.

                  If the Company is a futures commission merchant, as that term is defined in the CEA, the Company agrees, consistent with the requirements of
Section 1.17(h) of the regulations of the CFTC (17 CFR 1.17(H)), that:

                  (a) whenever prior written notice by the Company to the Exchange is required pursuant to the provisions of this Agreement, the same prior written notice shall be given by the Company to (i) the CFTC at its principal office in Washington, DC, attention Chief Accountant of Division of Trading and Markets, and/or (ii) the commodity exchange of which the Company is a member and which is then designated by the CFTC as the Company's designated self-regulatory organization (the "DSRO");

                  (b) whenever prior written consent, permission or approval of the Exchange is required pursuant to the provisions of this Agreement, the Company shall also obtain the prior written consent, permission or approval of the CFTC and/or of the DSRO; and

                  (c) whenever the Company receives written notice of acceleration of maturity pursuant to the provisions of this agreement, the Company shall promptly give written notice thereof to the CFTC at the address stated and/or to the DSRO.

22.10.   EFFECT OF EXCHANGE MEMBERSHIP TERMINATION.

                 Upon termination of the Company as a member organization of the Exchange, the references herein to the Exchange shall be deemed to refer to the Examining Authority. The term "EXAMINING AUTHORITY" means the regulatory body having responsibility for inspecting or examining the Company for compliance with financial responsibility requirements under Section 9(c) of SIPA and
Section 17(D) of the Exchange Act.

22.11.   ARBITRATION.

                 Any controversy arising out of or relating to this Agreement shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of the Exchange. The Company and all holders of the Note shall be conclusively bound by such arbitration.

22.12.   EFFECTIVE DATE; NO MODIFICATION WITHOUT EXCHANGE APPROVAL.

                 This Agreement shall be effective from the date on which it is approved by the Exchange and shall not be modified or amended without the prior written approval of the Exchange.

22.13.   CANCELLATION.

                 This Agreement shall not be subject to cancellation by either party, unless the Exchange agrees in writing to such cancellation 30 days in advance.

22.14.   NO RIGHT OF SET-OFF.

                 You agree that you are not taking and will not take or assert as security for the payment of the Notes any security interest in or Lien upon, whether created by contract, statute or otherwise, any property of the Company or any property in which the Company may have an interest, which is or at any time may be in your possession or subject to your control. You hereby waive, and further agree that you will not seek to obtain payment of the Notes in whole or in any part by exercising any right of set-off you may assert or possess whether created by contract, statute or otherwise. Any agreement between the Company and you (whether in the nature of a general loan and collateral agreement, a security or pledge agreement or otherwise) shall be deemed amended hereby to the extent necessary so as not to be inconsistent with the provision of this Section.

22.15.   NON-LIABILITY OF EXCHANGE.

                  You irrevocably agree that your purchase of Notes hereunder is not being made in reliance upon the standing of the Company as a member organization of the Exchange or upon the Exchange's surveillance of the Company's financial position or its compliance with the Constitution, Rules and practices of the Exchange. You have made such investigation of the Company and its principals, members, officers and directors as you deem necessary and appropriate under the circumstances. You are not relying upon the Exchange to provide any information concerning or relating to the Company and you agree that the Exchange has no responsibility to disclose to you any information concerning or relating to the Company which it may now, or at any future time, have. You agree that neither the Exchange, its Special Trust Fund, nor any director, officer, trustee nor employee of the Exchange or said Trust Fund shall be liable to you with respect to this Agreement or the repayment of the Notes.

                  If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        NEUBERGER BERMAN, LLC


                                        By /s/ C. Carl Randolph
                                           ------------------------------------
                                           Title: General Counsel and Principal

The foregoing is hereby agreed to as of the date thereof.

THE TRAVELERS INSURANCE COMPANY, for itself and one of its separate accounts


By /s/ Pamela Westmoreland
   --------------------------------
   Title: Investment Officer

                                   SCHEDULE A

                  This Schedule A shows the addresses of the Purchaser under the foregoing Subordinated Note Purchase Agreement and the principal amounts of Notes to be purchased by the Purchaser individually and on behalf of a separate account.

ADDRESSES OF THE TRAVELERS INSURANCE COMPANY

(1) All payments on account of the Notes shall be made by wire transfer of federal or other immediately available funds, to:

         - in the case of a Note in the principal amount of $25,000,000 (I/N/O TRAL & CO)

              The Travelers Insurance Company - Consolidated Private Placement Account No. 910-2-587434
              The Chase Manhattan Bank, N.A.
              One Chase Manhattan Plaza
              New York, New York 10081
              ABA No. 021000021

         - in the case of a Note in the principal amount of $10,000,000 (I/N/O TRAL & CO)

              The Travelers Insurance Company - Separate Account TLAC No. 910-2-739365
              The Chase Manhattan Bank, N.A.
              One Chase Manhattan Plaza
              New York, New York 10081
              ABA No. 021000021

         in each case with sufficient information (including interest rate and maturity) to identify the issue to which the payment relates and the source and application of such funds, including the amount of principal, interest and premium and the PPN: 64125@ AA 2

(2)      All notices with respect to payment:

         The Travelers Insurance Company
         One Tower Square
         Hartford, CT 06183-2030
         Attn: Investment Group - Cashier 10PB
         fax: 860-277-2299

(3)      All other communications:

         The Travelers Insurance Company
         One Tower Square
         Hartford, CT 06183-2030
         Attn: Investment Group - Private Placements 9PB
         fax: 860-277-5243

(4)      Tax Identification No.: 06-0566090

                                                                      SCHEDULE B

                                  DEFINED TERMS

                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADJUSTED LIBOR RATE" is defined in Section 1.3.

                  "ADVISERS ACT" is defined in Section 5.17.

                  "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                  "CALCULATION HOLDER" is defined in Section 1.3.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

                  "CEA" is defined Section 7.1.

                  "CFTC" is defined in Section 11.5.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Neuberger Berman, LLC, a Delaware limited liability company.

                  "CONFIDENTIAL INFORMATION" is defined in Section 20.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default or Event of Acceleration.

                  "DEFAULT RATE" means for the Notes that rate of interest that equal to 2% above the Adjusted LIBOR Rate from time to time.

                  "DESIGNATED MATURITY" is defined in Section 1.3.

                  "DSRO" is defined in Section 22.9.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any regulated materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

                  "EVENT OF ACCELERATION" is defined in Section 11.1.

                  "EVENT OF DEFAULT" is defined in Section 11.1.

                  "EXAMINING AUTHORITY" is defined in Section 22.10.

                  "EXCHANGE" is defined in Section 5.7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

                  "FOCUS REPORT" means SEC Form X-17 A-5 (Financial and Operational Combined Uniform Single Report), or any successor form of the SEC pursuant to the Exchange Act.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                  (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of equity interests that are mandatorily redeemable at the option of the holder prior to the maturity of the Notes,

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

                  (c) its Capitalized Lease Obligations,

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

                  (f) Swaps of such Person, and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, but shall not include (i) any secured indebtedness other than as described in paragraph (d) above, (ii) any margin loan arrangement, or (iii) any securities lending arrangement.

                  "INITIAL INTEREST PERIOD" is defined in Section 1.3.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association, fraternal benefit society or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INTEREST PAYMENT DATE" means each March 1, June 1, September 1 and December 1 commencing on December 1, 1999.

                  "INTEREST PERIOD" is defined in Section 1.3.

                  "LIBOR RATE" is defined in Section 1.3.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "LONDON BANKING DAY" is defined in Section 1.3.

                  "MAJORITY HOLDERS" means, at any time, the holder or holders of at least a majority in unpaid principal amount of the Notes at the time outstanding.

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement or the Notes.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                  "NASD" means the National Association of Securities Dealers.

                  "NET CAPITAL" is defined in Section 10.1.

                  "NET CAPITAL RULE" or the "RULE" means Rule 15c3-1 of the SEC under the Exchange Act or any successor rule as in effect at the time.

                  "NOTES" is defined in Section 1.1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERMITTED TRANSFEREE" means (a) any original purchaser of a Note, (b) any bank, trust company, savings and loan association, fraternal benefit society or insurance company and (c) any other financial institution, any pension plan, any investment company, any broker or dealer, or any other similar financial institution or entity regardless of legal form, provided that for purposes of this clause (c) there shall be excluded any person (i) registered as an investment adviser under the Advisers Act and (ii) engaged in an investment management business in the United States in direct competition with the Company.

                  "PERSON" or "person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

                  "PTE" is defined in Section 6.2.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued on March 13, 1984 by the United States Department of Labor.

                  "REFERENCE BANKS" is defined in Section 1.3.

                  "REPRESENTATIVE AMOUNT" is defined in Section 1.3.

                  "REQUIRED NET CAPITAL" is defined in Section 10.1.

                  "RESET DATE" is defined in Section 1.3.

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                  "SCHEDULED MATURITY DATE" means September 1, 2004 (the stated maturity date of the Notes).

                  "SEC" means the Securities and Exchange Commission or any successor thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SIPA" is defined in Section 21.3.

                  "SUBORDINATED LIABILITIES" is defined in Section 10.1.

                  "SUBSIDIARY" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "TOTAL CAPITAL" is defined in Section 10.1.

                  "TOTAL EQUITY OWNERSHIP " is defined in Section 10.1.

                  "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.